Exhibit 10.8

21 October 2024

MR Craig Bentley

Dear Richard

EXECUTIVE DIRECTOR AND EXECUTIVE SERVICES AGREEMENT – Update

Further to the Executive Director and Executive Services Agreement dated 19 September 2022 between Nova Minerals Limited (ACN 006 690 348) (“Company”) and Mr Craig Bentley (“Executive”) (“Agreement”).

The Company resolved to increase the Executive’s salary as detailed in section 5 and schedule 1 of the Agreement from $10,000 per month to $200,000 per annum (inclusive of superannuation) effective 1 October 2024.

If all of these matters are acceptable to you, would you please sign the enclosed letter and return it to me. We look forward very much to your ongoing participation on the Board and your contribution towards enhancing the performance and growth of the Company.

Yours sincerely

/s/ Richard Beazley

Richard Beazley
Chairman

EXECUTED by the Parties as a deed.
EXECUTED AS A DEED by NOVA MINERALS	)
LIMITED	)
ACN 006 690 348)
in accordance with section 127 of the Corporations Act 2001 (Cth):	)

/s/ Richard Beazley	/s/ Ian Pamensky
Signature of director	Signature of ~~director~~/company secretary
(please delete as applicable)

Richard Beazley	Ian Pamensky
Name of director	Name of ~~director~~/company secretary
(please delete as applicable)

SIGNED, SEALED AND DELIVERED by CRAIG ))
BENTLEY in the presence of:	)

/s/ Nikki Bentley		/s/ Craig Bentley
Signature of witness		Signature

Nikki Bentley

Name of witness

2